Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-231143 and 333-249319), Form S-3 (Nos. 333-244367, 333-252587 and 333-265470) and Form S-8 (Nos. 333-219158, 333-224785, 333-230592, 333-237480, 333-254659, and 333-258717) of Aileron Therapeutics, Inc. of our report dated March 20, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 20, 2023